EXHIBIT 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
                 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with the  quarterly  report  of  Teton  Petroleum  Company  (the
"Company") on Form 10-Q for the  quarterly  period ended March 31, 2005 as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"),
I,  Patrick  A.  Quinn,  the Chief  Financial  Officer of the  Company  certify, pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002,  18 U.S.C.  Section
1350, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934,as amended; and

(2) the  information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

A signed  original of this  written  statement  required by Section 906 has been provided to Teton  Petroleum  Company  and will be  retained by Teton  Petroleum
Company and  furnished to the  Securities  and Exchange  Commission or its staff upon request.

Dated: May 16, 2005

/s/ Patrick A. Quinn
Name: Patrick A. Quinn
Title: Chief Financial Officer

The  certifications  set forth  above is being  furnished  as an exhibit  solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate  disclosure document of the Company or the certifying officers.